Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Bluegreen Corporation 2005 Stock Incentive Plan of our reports dated March 15, 2005, with respect to the consolidated financial statements of Bluegreen Corporation, Bluegreen Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Bluegreen Corporation included in Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission.
                                                     /s/ Ernst & Young LLP

Miami, Florida
July 27, 2005